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                                                                 Exhibit 10.22

                                                    Date:    FEBRUARY 29, 2000

TO:   THE BANK OF TOKYO-MITSUBISHI, LIMITED

                                    GUARANTEE

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The maximum amount guaranteed                  JPY 200,000,000
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The term of this guarantee                     Until May 31, 2001
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     In regard to any and all obligations the Principal presently owes and/or may owe your Bank as a result of transactions at any time until the date set forth above provided for in Article 1 of the Agreement on Bank Transactions which the Principal separately executed and delivered to your Bank, the Guarantor shall be jointly and severally liable with the Principal for the performance of all such obligations to the extent of the maximum amount set forth above, and the Guarantor hereby agrees to abide by the terms and conditions of the said Agreement on Bank Transactions as well as the term, set forth below with regard to the performance of any such obligations:

     1. Even if your Bank changes or releases the security or other guarantees at your Bank's convenience, the Guarantor shall not claim exemption from the obligations.
     2. The Guarantor shall not effect a setoff by any of the Principal's deposits or credits with your Bank.
     3. If and when the Guarantor performs any obligations of this guarantee, the Guarantor shall not exercise any rights obtained from your Bank by subrogation without the prior approval of your Bank so long as transactions between the Principal and your Bank continue. Upon your Bank's demand, the Guarantor shall assign such rights and priority to your Bank without compensation.
     4. In cases in which the Guarantor has given or gives in the future any other guarantee in regard to any of the Principal's obligations to your Bank, the total amount of the obligations guaranteed shall, unless otherwise agreed, be the aggregate of such guarantees, and this guarantee shall not affect any such other guarantees.

               The Principal:   Signature   Gasonics International Japan K.K.
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                                Full Name:  President Kawakami Tetsuo
    Company
     Stamp                      Address:    JIP Code 243-0801
                                            686-1 Kamiechi, Atsugi-Shi,
                                            Kanagawa-Prefecture
                                            Japan

               The Guarantor:   Signature:  Asuri Raghavan
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                                Full Name:  Gasonics International Corporation
                                            Asuri Raghavan

                                Address:    2730 Junction Avenue
                                            San Jose, California  95134

(All questions that may arise within or without the courts of law in regard the meaning of the words, provisions and stipulations of this Agreement shall be decided in accordance with the Japanese text.)